Exhibit 99.1

Worldwide Headquarters	Steven Brazones
1200 Willow Lake Boulevard	Investor Relations Contact
St. Paul, Minnesota 55110-5101	651-236-5158

NEWS	For Immediate Release	September 22, 2009

H.B. Fuller Reports Strong Third Quarter 2009 Results

Company Reports Further Improvement in EBITDA Margin and Cash Flow

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the third quarter that ended August 29, 2009.

Third Quarter 2009 Highlights Included:

•	Net revenue increased 5 percent from the prior quarter;

•	Gross margin expanded 190 basis points sequentially and 680 basis points year-over-year;

•	EBITDA margin[1] improved to 13.7 percent, nearly restored to long-term target range of 14 to 16 percent;

•	Cash flow from operations was $59 million, $37 million better than the third quarter last year;

•	North America continued its strong performance, Asia-Pacific made solid progress in its turnaround efforts

Third Quarter 2009 Results:

Net Income for the third quarter of 2009 was $35.4 million, or $0.72 per diluted share, versus $21.7million, or $0.44 per diluted share, in last year’s third quarter. This year’s third quarter net income included a significant one-time gain related to the settlement of a lawsuit filed against the former owners of the Roanoke Companies Group, a business acquired by the Company in 2006. The settlement totaled $18.8 million on a pre-tax basis and $11.8 million after taxes, or $0.24 per diluted share. Excluding this settlement, net income would have been $0.48 per diluted share versus the reported results of $0.72 per diluted share.

During the third quarter, the North America region announced a restructuring of one of its manufacturing facilities. This realignment of production capacity will result in charges of approximately $3.3 million, of which, $1.1 million was expensed during the third quarter. The balance will be expensed in the fourth quarter of 2009 and is largely related to accelerated depreciation. In addition, a discrete tax benefit of $1.3 million was recognized in the third quarter. This discrete tax item reduced the effective tax rate for the quarter by 2.7 percentage points. The Company expects its effective tax rate for the fourth quarter to be approximately 34.5 percent, excluding any significant discrete items. Last year’s third quarter included a discrete tax benefit of $4.3 million related to the valuation of deferred tax assets in Brazil.

Net revenue for the third quarter of 2009 was $315.3 million, down 12.9 percent versus the third quarter of 2008. Higher average selling prices and acquisitions positively impacted net revenue growth by 2.8 and 0.9 percentage points, respectively. Lower volume and unfavorable foreign currency translation adversely impacted net revenue growth by 12.4 and 4.2 percentage points, respectively.

Weak end-market demand continued throughout the third quarter, but the year-over-year decline in volume in the third quarter – down 12.4 percent – was less than the year-over-year decline in the second quarter of 15.1 percent. Gross margin recovery was maintained as efforts to reformulate product lines and actions to reduce raw material costs offset the negative impact of significantly lower volumes year-over-year. SG&A expenses were up versus the prior year due to the timing and magnitude of variable compensation costs, the addition of operating expenses related to businesses acquired in the past year, and the costs associated with investments made in the past several quarters to support future growth. Overall, EBITDA margin1 increased to 13.7 percent, over 300 basis points higher than the third quarter of last year.

On a sequential basis, net revenue increased 5 percent as additional wins with customers led to easing volume declines. Improved volume, benefits from product reformulations, and slightly lower raw material costs, led to an expansion in gross margin of 190 basis points. SG&A expenses increased significantly in the quarter. About two thirds of this increase is due to the timing and magnitude of compensation costs and foreign currency translation rates. The balance of the increase relates to the costs of adding personnel to support growth initiatives and a variety of other factors. Overall, EBITDA margin1 improved 70 basis points versus the second quarter.

“We are very pleased with our third quarter performance. We achieved a sequential increase in net revenue and boosted both operating profit margin and dollars despite the significant end-market challenges that continued during the quarter,” said Michele Volpi, H.B. Fuller president and chief executive officer. “As the global economy continues its recovery we are gaining momentum on the top-line and we expect this to continue as we further invest in the business.”

Balance Sheet and Cash Flow:

At the end of the third quarter of 2009 total cash was $180 million and total debt was $244 million, compared to second quarter levels of $116 million and $233 million, respectively. Consequently, net debt declined $53 million on a sequential basis. Cash flow from operations was $59 million in the third quarter compared to $22 million in the third quarter of 2008 and $56 million in the second quarter of 2009. The year-over-year improvement in cash flow was driven primarily by improved profitability and reductions in net working capital.

Year-To-Date:

Net Income for the first nine months of 2009 was $59.1 million, or $1.21 per diluted share, versus $61.3 million, or $1.16 per diluted share, in last year’s first nine months. This year’s first quarter net income included a non-cash “true-up” for the estimated goodwill impairment charge taken at the end of fiscal year 2008 of $0.8 million on a pre-tax basis and $0.5 million after taxes, or $0.01 per diluted share. In addition, this year’s third quarter net income included a significant gain related to the settlement of the lawsuit filed against the former owners of the Roanoke Companies Group. This settlement totaled $18.8 million on a pre-tax basis and $11.8 million after taxes, or $0.24 per diluted share. Excluding these items, net income for the first nine months would have been $0.98 per diluted share versus the reported results of $1.21 per diluted share.

Net Revenue for the first nine months of 2009 was $893.1 million, down 14.2 percent versus the first nine months of 2008. Higher average selling prices and acquisitions positively impacted net revenue growth by 4.5 and 0.7 percentage points, respectively. Lower volume and unfavorable foreign currency translation adversely impacted net revenue growth by 14.1 and 5.3 percentage points, respectively. Consequently, organic sales declined by 9.6 percent year-over-year in the first nine months of 2009.

Fourth Quarter Outlook:

“Despite the headwinds we have faced during this economic downturn, H.B. Fuller has been able to deliver solid financial performance while at the same time positioning the company for the future. We are building top line momentum through new business wins and a keen focus on our customers. We expect fourth quarter net revenue to be approximately $330 million and, if achieved, this will mark another sequential improvement in net revenue as we close out this fiscal year,” commented Volpi.

Conference Call:

The Company will host an investor conference call to discuss third quarter 2009 results on Wednesday, September 23, 2009 at 9:30 a.m. central time (10:30 a.m. eastern time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the investor relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding adjusted earnings per share, operating income, operating margin, and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

H.B. Fuller Company is a leading worldwide manufacturer and marketer of adhesives, sealants, paints and other specialty chemical products, with fiscal 2008 net revenue of $1.4 billion. Its common stock is traded on the New York Stock Exchange under the symbol FUL. For more information, please visit the website at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filing of July 1, 2009, April 3, 2009 and 10-K filing of January 28, 2009. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended August 29, 2009	13 Weeks Ended August 30, 2008

Net revenue	$315,329	$361,986
Cost of sales	(214,914)	(271,533)

Gross profit	100,415	90,453

Selling, general and administrative expenses	(68,324)	(63,757)
Goodwill and other impairment charges	—	(525)
Other income, net	18,487	774
Interest expense	(1,680)	(3,872)

Income before income taxes, minority interests and income from equity investments	48,898	23,073

Income taxes	(15,113)	(2,266)

Minority interests in (income) loss of subsidiaries	(49)	43

Income from equity investments	1,677	866

Net Income	$35,413	$21,716

Basic income per common share	$0.73	$0.45

Diluted income per common share	$0.72	$0.44

Weighted-average common shares outstanding:
Basic	48,343	48,222
Diluted	49,242	49,058

Dividends declared per common share	$0.0680	$0.0660

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	August 29, 2009	November 29, 2008	August 30, 2008
Cash & cash equivalents	$180,136	$80,370	$207,058
Inventory	112,452	143,158	150,829
Trade accounts receivable, net	190,211	205,716	214,573
Trade accounts payable	96,245	132,937	141,615
Total assets	1,150,732	1,081,328	1,327,454
Total debt	243,915	240,134	339,466

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

Common Size Income Statement

	13 Weeks Ended August 29, 2009	13 Weeks Ended August 30, 2008

Net revenue	100.0%	100.0%
Cost of sales	(68.2)%	(75.0)%

Gross profit	31.8%	25.0%

Selling, general and administrative expenses	(21.7)%	(17.6)%
Goodwill and other impairment charges	0.0%	(0.1)%
Other income, net	5.9%	0.2%
Interest expense	(0.5)%	(1.1)%

Income before income taxes, minority interests and income from equity investments	15.5%	6.4%

Income taxes	(4.8)%	(0.6)%

Minority interests in (income) loss of subsidiaries	(0.0)%	0.0%

Income from equity investments	0.5%	0.2%

Net Income	11.2%	6.0%

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	39 Weeks Ended August 29, 2009	39 Weeks Ended August 30, 2008

Net revenue	$893,086	$1,041,399
Cost of sales	(628,264)	(764,206)

Gross profit	264,822	277,193

Selling, general and administrative expenses	(192,446)	(191,549)
Goodwill and other impairment charges	(790)	(525)
Other income, net	16,142	2,887
Interest expense	(6,266)	(10,742)

Income before income taxes, minority interests and income from equity investments	81,462	77,264

Income taxes	(26,175)	(17,819)

Minority interests in loss of subsidiaries	56	154

Income from equity investments	3,744	1,696

Net Income	$59,087	$61,295

Basic income per common share	$1.22	$1.18

Diluted income per common share	$1.21	$1.16

Weighted-average common shares outstanding:
Basic	48,312	51,984
Diluted	49,031	52,790

Dividends declared per common share	$0.2020	$0.1965

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

Common Size Income Statement

	39 Weeks Ended August 29, 2009	39 Weeks Ended August 30, 2008
Net revenue	100.0%	100.0%
Cost of sales	(70.3)%	(73.4)%

Gross profit	29.7%	26.6%

Selling, general and administrative expenses	(21.5)%	(18.4)%
Goodwill and other impairment charges	(0.1)%	(0.1)%
Other income, net	1.8%	0.3%
Interest expense	(0.7)%	(1.0)%

Income before income taxes, minority interests and income from equity investments	9.1%	7.4%

Income taxes	(2.9)%	(1.7)%

Minority interests in loss of subsidiaries	0.0%	0.0%

Income from equity investments	0.4%	0.2%

Net Income	6.6%	5.9%

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended August 29, 2009	13 Weeks Ended August 30, 2008
Net Revenue:
North America	$139,353	$159,238
EMEA	93,983	112,437
Latin America	49,635	55,694
Asia Pacific	32,358	34,617

Total H.B. Fuller	$315,329	$361,986

Operating Income[2]:
North America	$21,469	$14,266
EMEA	7,198	8,622
Latin America	1,448	1,887
Asia Pacific	1,976	1,921

Total H.B. Fuller	$32,091	$26,696

Depreciation Expense:
North America	$4,084	$4,158
EMEA	2,488	2,635
Latin America	1,081	1,184
Asia Pacific	547	609

Total H.B. Fuller	$8,200	$8,586

Amortization Expense:
North America	$2,238	$2,248
EMEA	664	545
Latin America	99	92
Asia Pacific	54	46

Total H.B. Fuller	$3,055	$2,931

EBITDA[3]:
North America	$27,791	$20,672
EMEA	10,350	11,802
Latin America	2,628	3,163
Asia Pacific	2,577	2,576

Total H.B. Fuller	$43,346	$38,213

Operating Margin[1]:
North America	15.4%	9.0%
EMEA	7.7%	7.7%
Latin America	2.9%	3.4%
Asia Pacific	6.1%	5.5%

Total H.B. Fuller	10.2%	7.4%

EBITDA Margin[3]:
North America	19.9%	13.0%
EMEA	11.0%	10.5%
Latin America	5.3%	5.7%
Asia Pacific	8.0%	7.4%

Total H.B. Fuller	13.7%	10.6%

Net Revenue Growth:
North America	(12.5)%
EMEA	(16.4)%
Latin America	(10.9)%
Asia Pacific	(6.5)%

Total H.B. Fuller	(12.9)%

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	39 Weeks Ended August 29, 2009	39 Weeks Ended August 30, 2008
Net Revenue:
North America	$393,820	$448,218
EMEA	258,442	327,975
Latin America	155,502	167,301
Asia Pacific	85,322	97,905

Total H.B. Fuller	$893,086	$1,041,399

Operating Income[2]:
North America	$51,348	$44,590
EMEA	15,395	29,045
Latin America	4,282	5,585
Asia Pacific	1,351	6,424

Total H.B. Fuller	$72,376	$85,644

Depreciation Expense:
North America	$12,199	$12,607
EMEA	7,221	7,860
Latin America	3,462	3,578
Asia Pacific	1,566	1,824

Total H.B. Fuller	$24,448	$25,869

Amortization Expense:
North America	$6,723	$6,820
EMEA	1,796	1,610
Latin America	299	276
Asia Pacific	164	138

Total H.B. Fuller	$8,982	$8,844

EBITDA[3]:
North America	$70,270	$64,017
EMEA	24,412	38,515
Latin America	8,043	9,439
Asia Pacific	3,081	8,386

Total H.B. Fuller	$105,806	$120,357

Operating Margin[1]:
North America	13.0%	9.9%
EMEA	6.0%	8.9%
Latin America	2.8%	3.3%
Asia Pacific	1.6%	6.6%

Total H.B. Fuller	8.1%	8.2%

EBITDA Margin[3]:
North America	17.8%	14.3%
EMEA	9.4%	11.7%
Latin America	5.2%	5.6%
Asia Pacific	3.6%	8.6%

Total H.B. Fuller	11.8%	11.6%

Net Revenue Growth:
North America	(12.1)%
EMEA	(21.2)%
Latin America	(7.1)%
Asia Pacific	(12.9)%

Total H.B. Fuller	(14.2)%

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

13 Weeks Ended August 29, 2009

	North America	EMEA	Latin America	Asia Pacific	Total HBF
Price	4.1%	(0.1)%	3.9%	4.6%	2.8%
Volume	(16.1)%	(8.9)%	(14.8)%	(2.7)%	(12.4)%

Organic Growth	(12.0)%	(9.0)%	(10.9)%	1.9%	(9.6)%
F/X	(0.5)%	(10.3)%	0.0%	(8.4)%	(4.2)%
Acquisition	0.0%	2.9%	0.0%	0.0%	0.9%

	(12.5)%	(16.4)%	(10.9)%	(6.5)%	(12.9)%

39 Weeks Ended August 29, 2009

	North America	EMEA	Latin America	Asia Pacific	Total HBF
Price	6.0%	1.4%	6.0%	5.5%	4.5%
Volume	(17.1)%	(12.7)%	(13.1)%	(6.8)%	(14.1)%

Organic Growth	(11.1)%	(11.3)%	(7.1)%	(1.3)%	(9.6)%
F/X	(1.0)%	(12.0)%	0.0%	(11.6)%	(5.3)%
Acquisition	0.0%	2.1%	0.0%	0.0%	0.7%

	(12.1)%	(21.2)%	(7.1)%	(12.9)%	(14.2)%

H.B. FULLER COMPANY & SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended August 29, 2009	Adjustments	Adjusted 13 Weeks Ended August 29, 2009

Net revenue	$315,329	$—	$315,329
Cost of sales	(214,914)	—	(214,914)

Gross profit	100,415	—	100,415

Selling, general and administrative expenses	(68,324)	—	(68,324)
Goodwill and other impairment charges	—	—	—
Other income, net	18,487	18,750	(263)
Interest expense	(1,680)	—	(1,680)

Income before income taxes, minority interests and income from equity investments	48,898	18,750	30,148

Income taxes	(15,113)	(6,989)	(8,124)

Minority interests in (income) loss of subsidiaries	(49)	—	(49)

Income from equity investments	1,677	—	1,677

Net Income	$35,413	$11,761	$23,652

Basic income per common share	$0.73	$0.24	$0.49

Diluted income per common share	$0.72	$0.24	$0.48

Weighted-average common shares outstanding:
Basic	48,343	48,343	48,343
Diluted	49,242	49,242	49,242

H.B. FULLER COMPANY & SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	39 Weeks Ended August 29, 2009	Adjustments	Adjusted 39 Weeks Ended August 29, 2009

Net revenue	$893,086	$—	$893,086
Cost of sales	(628,264)	—	(628,264)

Gross profit	264,822	—	264,822

Selling, general and administrative expenses	(192,446)	—	(192,446)
Goodwill and other impairment charges	(790)	(790)	—
Other income, net	16,142	18,750	(2,608)
Interest expense	(6,266)	—	(6,266)

Income before income taxes, minority interests and income from equity investments	81,462	17,960	63,502

Income taxes	(26,175)	(6,695)	(19,480)

Minority interests in (income) loss of subsidiaries	56	—	56

Income from equity investments	3,744	—	3,744

Net Income	$59,087	$11,265	$47,822

Basic income per common share	$1.22	$0.23	$0.99

Diluted income per common share	$1.21	$0.23	$0.98

Weighted-average common shares outstanding:
Basic	48,312	48,312	48,312
Diluted	49,031	49,031	49,031

[1]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense and defined on a segment basis as operating income, plus depreciation expense, plus amortization expense; EBITDA Margin is defined as EBITDA divided by net revenue

[2]	Management evaluates the performance of each of the Company’s operating segments based on operating income, which is defined as gross profit less SG&A expense for the segments
[3]	Operating Margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue